UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2017

BIOHITECH GLOBAL, INC.

(formerly known as Swift Start Corp.)

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36843	46-233496
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

80 Red Schoolhouse Road, Suite 101, Chestnut Ridge, NY 10977

(Address of principal executive offices)

Registrant’s telephone number, including area code: 845-262-1081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 30, 2017, BioHiTech Global, Inc. (the “Registrant”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a single, accredited investor (the “Investor”), pursuant to which the Registrant agreed to sell and the Investor agreed to purchase up to an aggregate of 333,401 shares of the Registrant’s newly created Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Shares”) for an aggregate investment of up to $1,667,000. The Company would receive total proceeds up to $1,500,300 after giving effect to an original issue discount of 10%. In addition, the Registrant agreed to issue warrants (the “Warrants”) to purchase up to 333,401 shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”) at the exercise price of $5.00 per share. At the first closing, consummated on October 31, 2017 (the “First Closing”) the Investor purchased 133,334 shares of Series A Shares and Warrants to purchase an additional 133,334 shares of Common Stock for a purchase price of $666,670. The Company received net proceeds of $600,000. The Registrant, assuming its satisfaction of certain conditions, has the option to sell to the Investor an additional 200,067 Series A Shares and Warrants to purchase 200,067 shares of Common Stock for $1,000,000 with the Company receiving additional proceeds of $900,300, thirty days after the First Closing.

The Series A Shares are convertible into share of Common Stock at the rate of one share of Common Stock for $5.00 of stated value of Series A Shares converted (effectively, on a 1 for 1 basis). The conversion rate is subject to adjustment for stock splits, reclassification and issuance of certain Securities at a purchase price per share below the conversion price. The Series A Shares will automatically convert into Common Stock if the Registrant (i) receives gross proceeds of $6,000,000, or (ii) receives gross proceeds sufficient to qualify for listing on a natural securities exchange. If the Registrant completes a financing at a price per share of less than $5.00, one-half of the Series A Shares will convert at a conversion price equal to the purchase price of such financing. The Series A Shares are entitled to receive dividends, payable quarterly commencing December 31, 2017, at the rate of five percent (5%) during the first year of issuance, and increasing two percent (2%) per month thereafter. The Series A Shares rank senior to the Registrant’s Common Stock with respect to dividends, distributions and payments on liquidation. The Registrant also has the right to redeem the Series A Shares one year after the First Closing for 120% of the stated value plus any unpaid dividends. Commencing on June 1, 2019, the Investor will have the right to require the Registrant to redeem the Series A Shares for 115% of the Conversion Amount, under certain circumstances.

The Registrant also granted the Investor certain piggy-back registration rights with respect to the shares of Common Stock underlying the conversion of the Series A Shares and the exercise of the Warrants..

The foregoing description of the terms and conditions of the Agreement, the Warrants and the Certificate of Designation is only a summary and is qualified in its entirety by the full text of the Agreement, the Warrants and the Certificate of Designation, copies of which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference in this Item 1.01 and Item 3.02.

The Registrant did not engage a placement agent in the offering.

The Series A Shares and Warrants were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as provided in Rule 506(b) of Regulation D promulgated thereunder. The Series A and Warrants and the Common Stock issuable upon conversion of the Series and exercise of the Warrants, have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

Item 3.02	Unregistered Sales of Equity Securities.

The information required to be disclosed in this Item 3.02 is incorporated herein by reference from Item 1.01.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. Each of the offerings was made to an “accredited investor” (as defined by Rule 501 under the Securities Act). In addition, the sale of securities did not involve a public offering; the Registrant made no solicitation in connection with the sale other than communications with the investor; the Registrant obtained representations from the investor regarding its investment intent, experience and sophistication; and the investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

4.1	Certificate of Designation of Series A Convertible Preferred Stock
4.2	Form of Common Stock Purchase Warrant
10.1	Form of Securities Purchase Agreement

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

Date: November 3, 2017	BIOHITECH GLOBAL, INC.

	By:	/s/ Frank E. Celli
Name: Frank E. Celli
Title: Chief Executive Officer